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                                                                      EXHIBIT 6b
                                    BY-LAWS
                                       OF
                        THE TRAVELERS INSURANCE COMPANY

                                OCTOBER 20, 1994


                                   ARTICLE I.
                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS.

         SECTION 1. The annual meeting of the shareholders of The Travelers Insurance Company shall be held at such time and place as the directors may appoint.

         SECTION 2. Special meetings of the shareholders may be held at such time and place as may be designated in the notice thereof and may be called at any time by the Chairman of the Board or the President or by a majority of the directors.

         SECTION 3. At each meeting of the shareholders the Chairman of the Board, or in his absence the President, or, in the absence of both, such other person as may be appointed by the Board of Directors, shall act as chairman of the meeting and the Corporate Secretary shall act as clerk of the meeting, and in his absence, an Assistant Corporate Secretary, or in the absence of the Corporate Secretary or an Assistant Corporate Secretary, such company officer as the Chairman may appoint shall act as clerk of the meeting.

         SECTION 4(a). There shall be a minimum of three and a maximum of twelve directorships and the number of directorships at any time within such minimum and maximum shall be the number fixed by resolution of the Board of Directors. At each annual meeting of the company directors shall be elected, each to hold office until the next succeeding annual meeting of shareholders following such election or until a successor has been elected and qualified, except as provided hereafter. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, such vacancy may be filled by a majority of the directors then in office whether or not they constitute a quorum.

         (b). The Board of Directors may increase the number of directorships, within a minimum of three and a maximum of twelve, and fill any vacancy created by reason of such increase in the number of directorships, by the concurring vote of directors holding a majority of the directorships, which number of directorships shall be the number prior to the vote on the increase. Directors elected to fill such vacancies shall serve until the next annual meeting of shareholders and until a successor has been elected and qualified.

         (c). Any adult person in good standing in his/her community is eligible to be a director of the Company.





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         SECTION 5.  A majority of the shares of voting capital stock outstanding of all classes shall constitute a quorum for the transaction of business at such meetings.

                                  ARTICLE II.
                                   DIRECTORS.

         SECTION 1. The regular meetings of the directors shall be held at such place and at such time as the directors may by vote designate. The directors may authorize the Chairman of the Board or the President to change the time of any regular meeting.

         SECTION 2. Special meetings of the directors may be called at any time by the Chairman of the Board or the President or by any three directors.

         SECTION 3. Written notice by mail shall be given by the Corporate Secretary of each regular and special meeting of the board and each committee thereof to all directors or members of the committee, as the case may be, at least two days before the time appointed therefor or notice to such directors or committee members may be personally delivered or given by telegraph or telephone not later than the day before the meeting.

         SECTION 4. Not less than one-third of the board shall constitute a quorum for the transaction of business at any meeting of the board, and at every meeting the presiding officer shall have the right to vote, but at any special meeting called by three directors not less than seven directors shall constitute a quorum.

         SECTION 5. The Board of Directors annually at the first meeting of the board held after the annual election of directors or at some adjourned meeting thereof by a majority vote of the directors present shall elect from their own number a Chairman of the Board and may elect from their own number a President and one or more Vice Chairmen, each to hold office for one year and until his successor is chosen, and may at any time fill any vacancy which may occur in said offices for the unexpired term. In the absence of the Chairman of the Board, the President, if he is a member of the Board of Directors, shall preside when present at all meetings of the board; in the absence of the Chairman of the Board and the President, the Board of Directors may choose from among their own number a Chairman or a President pro tem to preside at its meetings. Any two or more offices may be held by the same person, except the offices of President and Corporate Secretary.

         SECTION 6. By the same vote but at any time and from time to time the Board of Directors shall appoint a President (if not elected from their own number) and may appoint one or more Executive Vice Presidents, Senior Vice Presidents, a General Counsel, a Corporate Secretary, a Treasurer, an Auditor and such other officers under appropriate titles as the board may deem necessary for the proper conduct of the Company's business, to hold office during the pleasure of the chief executive officer.





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                                  ARTICLE III.
                                  COMMITTEES.

         SECTION 1. The Board of Directors by resolution adopted by the affirmative vote of the directors holding a majority of the directorships shall annually appoint an Investment Committee and an Audit Committee, the members of which may be selected from the members of the Board of Directors or otherwise, and may from time to time appoint and prescribe the duties and authority of other committees. Appointments to any committee may be revoked and annulled and new appointments made by the board at any time in its discretion. The Board of Directors may appoint from among its members two directors as alternates to each such committee to serve in the order of their appointment and the chairman of any committee may appoint a director as an alternate to serve as a member of such committee in the absence or disqualification of any committee member and any alternate appointed by the Board of Directors.

         SECTION 2. The Investment Committee shall consist of not less than three members. It shall be the duty of the Investment Committee to authorize or approve each loan or investment transaction made by the Company and to review the investment policy and program of the Company.

         SECTION 3. Not less than two members of the Investment Committee shall constitute a quorum for the transaction of business at any meeting of the Committee, and at every meeting the presiding officer shall have the right to vote.

         SECTION 4. The Investment Committee may appoint from among the officers of the Company or an affiliated company a Management Investment Committee and assign to the Management Investment Committee, subject to such limitations as the Investment Committee may from time to time establish, the review and authorization of loans and investments of the Company.

                                  ARTICLE IV.
                                   OFFICERS.

         SECTION 1. The Chairman of the Board shall be the chief executive officer, charged with the management of the business, property and affairs of the Company under the direction of the Board of Directors. The Board of Directors may appoint as the chief executive officer the President or some other officer, provided that no such appointment shall become effective unless notice thereof is included in a notice of the meeting at which the change is made, or such appointment was considered at a meeting of the board at which a majority of the directors were present held at least twenty-four hours prior to the appointment. At his discretion, the chief executive officer may act as Chairman of any Committee of which he is a member. When present, the Chairman of the Board shall preside at all meetings of the board. He shall be a member ex officio of all committees, except the Audit Committee. The chief executive officer may at any time and from time to time appoint such other officers, not specified in or appointed





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by the Board of Directors pursuant to Section 6 of Article II, under appropriate titles as he may deem necessary for the proper conduct of the Company's business to hold office during his pleasure. The chief executive officer may at his discretion delegate such power of appointment to any of the officers designated in Sections 5 and 6 of Article II.

         SECTION 2. In the absence of the chief executive officer or his inability to act, the Board of Directors may designate the Chairman of the Board or the President or such other officer of the Company as it may select to perform the duties imposed upon the chief executive officer by these by-laws.

         SECTION 3. Each officer appointed by the Board of Directors shall be subject to the direction of and shall have such authority and perform such duties as may be assigned to him from time to time by the Board of Directors, the chief executive officer and his delegated officers. Each officer appointed pursuant to Section 1 of this Article IV shall be subject to the direction of and shall have such authority and perform such duties as may be assigned to him from time to time by the chief executive officer and his delegated officers.

         SECTION 4. The compensation of all officers, agents and employees of the Company may be fixed either by the Board of Directors, by a committee appointed by the board for that purpose or by the chief executive officer or other officer within the limits of authority conferred upon him by the board or by such committee.

                                   ARTICLE V.
                                CORPORATE SEAL.

         The corporate seal shall hereafter, as heretofore, consist of the corporate name in a circle enclosing the word "seal." The Corporate Secretary shall be the keeper of the corporate seal with authority in him and in each Department Secretary or Assistant Corporate Secretary or Assistant Department Secretary to affix the same and attest it by his signature to all sealed instruments.

                                  ARTICLE VI.
                                  AMENDMENTS.

         These by-laws may be altered, repealed or amended and additional by-laws enacted at any annual or special meeting of the shareholders provided notice be given of the action proposed in the notice of such meeting, or by vote of a majority of the entire Board of Directors at a meeting of said board called for the purpose upon notice to each director of the action proposed to be taken in regard to said by-laws, provided, however, that Article II, Section 4, and Article III, Section 3 of the by-laws shall not be amended except at a meeting of the shareholders.





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